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Exhibit 4.1


                         HORSESHOE GAMING HOLDING CORP.
                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT


               This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of September 1, 2001 and entered into by and among HORSESHOE GAMING HOLDING CORP., a Delaware corporation ("Company"), the financial institutions listed on the signature pages hereof ("Lenders"), CREDIT SUISSE FIRST BOSTON as successor to DLJ Capital Funding, Inc., as Syndication Agent ("Syndication Agent") and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent ("Administrative Agent" and together with the Syndication Agent, "Agents"), and is made with reference to that certain Credit Agreement dated as of June 30, 1999 (as amended by the First Amendment, Second Amendment, Third Amendment and the Fourth Amendment described below, the "Credit Agreement"), by and among Company, Lenders, Syndication Agent and Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of November 18, 1999, that certain Second Amendment to Credit Agreement dated as of November 30, 1999, that certain Third Amendment to Credit Agreement dated as of January 20, 2000 and that certain Fourth Amendment to Credit Agreement and Consent dated as of July 20, 2001 (the "Fourth Amendment"). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

                                    RECITALS

               WHEREAS, Company has consummated the sale (the "Joliet Sale") of all of the Capital Stock of its former wholly-owned subsidiary, Empress Joliet, and all conditions to the effectiveness to the Fourth Amendment have been satisfied.

               WHEREAS, Company has requested that Lenders consent to the payment by Company of Restricted Junior Payments of up to $60,000,000 and to make certain modifications of relevant provisions to permit and to accommodate such Restricted Junior Payments and further Restricted Junior Payments.

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:



          SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

               1.1     DEFINITIONS

               A. ADDITIONAL DEFINITION. Section 1.1 of the Credit Agreement is amended by inserting the following definitions in alphabetical order:

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                  "EXCLUDED DISTRIBUTIONS" means Restricted Junior Payments in the form of dividends or similar distributions on the capital stock of Company made after the Fifth Amendment Effective Date in an aggregate amount not exceeding $60,000,000."

                  "FIFTH AMENDMENT EFFECTIVE DATE" means the date on which the Fifth Amendment to Credit Agreement dated as of September 1, 2001 becomes effective in accordance with its terms."


               B. MODIFIED DEFINITIONS. Section 1.1 of the Credit Agreement is amended to modify the definitions of "Consolidated Fixed Charges" and "Permitted Distribution Amount" as follows:

               "CONSOLIDATED FIXED CHARGES" means the sum (without duplication) of the amounts applicable to such period (without regard to when cash payment of such amounts is made) of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income and, without duplication, Permitted Tax Distributions,
(iii) scheduled principal payments in respect of Consolidated Total Debt and
(iv) all dividends and distributions paid on any shares of capital stock of Company and all cash repurchases or redemptions of capital stock of Company other than Excluded Distributions, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP."

               "PERMITTED DISTRIBUTION AMOUNT" means, for any date of determination after the Fifth Amendment Effective Date, the amount permitted for permitted dividend and similar distributions, purchases of equity and junior indebtedness and for the making of restricted investments under the most restrictive of the New Sub Debt Indenture and the Existing Subordinated Horseshoe Indenture as in effect as at such date of determination."

               1.2 MINIMUM CONSOLIDATED NET WORTH. Subsection 7.6C is amended by adding a new subtraction from the calculation made therein by adding the following at the end of the existing subsection:

               "and then subtracting from such sum (d) Excluded Distributions."

          SECTION 2. COMPANY'S REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders and Agents to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

               A. CORPORATE POWER AND AUTHORITY. Each of Company and Subsidiary Guarantors that are parties hereto have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

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               B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

               C. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company, and Subsidiary Guarantors party thereto, and are the legally valid and binding obligations of Company, and Subsidiary Guarantors party thereto, enforceable against Company and Subsidiary Guarantors party thereto, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               D. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               E. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or Potential Event of Default.

               F. NO CONFLICT. The execution and delivery by Company and Subsidiary Guarantors of this Amendment and the performance by Company of its obligations under the Amended Agreement, do not and will not (i) violate any provision of any law or governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Fifth Amendment Effective Date and disclosed in writing to Agents.

               G. GOVERNMENTAL CONSENTS. The execution and delivery by Company and Subsidiary Guarantors of this Amendment and the performance by Company of its obligations under the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (other than security filings or recordings required by the transactions contemplated hereunder), except for such registrations, consents, approvals, notices or other actions which will be obtained or made on or before the Fifth Amendment Effective Date and disclosed in writing to Agents.


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          SECTION 3. CONDITIONS TO EFFECTIVENESS

     Sections 1 of this Amendment shall become effective only upon satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions, which shall be specified in a written notice from Administrative Agent to Company and Lenders, being referred to herein as the "Fifth Amendment Effective Date"):

          A. EFFECTIVENESS OF FOURTH AMENDMENT. All conditions to the effectiveness of the Fourth Amendment have been satisfied.

          B. EXECUTION OF AMENDMENT. On or before the Fifth Amendment Effective Date, Company, Subsidiary Guarantors and Revolving Lenders with an aggregate of $76,500,000 in Revolving Loan Commitments (which constitute Requisite Lenders) shall have executed and delivered copies of this Amendment to Administrative Agent.

          C. OTHER PROCEEDINGS. On or before the Fifth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, shall be reasonably satisfactory in form and substance to Agents, and Agents shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

          SECTION 4. MISCELLANEOUS

          A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (i) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of either Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

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          C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          D. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed and original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                         HORSESHOE GAMING HOLDING CORP.


                                         By: /s/ Kirk C. Saylor
                                            ----------------------------------
                                             Title: Chief Financial Officer



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          By its execution of a counterpart of this Amendment, each of the undersigned, as party to the Subsidiary Guaranty and/or the Collateral Documents, hereby acknowledges that it has read this Amendment to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, any and all obligations of the undersigned under the Subsidiary Guaranty and the Collateral Documents shall not be impaired or affected and the Subsidiary Guaranty and the Collateral Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.


                                          GUARANTORS


                                          BOSSIER CITY LAND CORPORATION


                                          By: /s/ Roger P.Wagner
                                             --------------------------------
                                          Name: Roger P. Wagner
                                          Title: President


                                          HORSESHOE HAMMOND, INC.


                                          By:  /s/ Roger P.Wagner
                                             --------------------------------
                                          Name: Roger P. Wagner
                                          Title: President


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                                          HORSESHOE ENTERTAINMENT

                                          By: New Gaming Capital Partnership,
                                          its General Partner

                                          By: Horseshoe GP, Inc., its General
                                          Partner


                                          By: /s/ Roger P.Wagner
                                             --------------------------------
                                          Name: Roger P. Wagner
                                          Title: President


                                          HORSESHOE GP, INC.


                                          By: /s/ Roger P.Wagner
                                             --------------------------------
                                          Name: Roger P. Wagner
                                          Title: President


                                          NEW GAMING CAPITAL PARTNERSHIP

                                          By: Horseshoe GP, Inc., its
                                          General Partner


                                          By: /s/ Roger P.Wagner
                                             --------------------------------
                                          Name: Roger P. Wagner
                                          Title: President



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                                          ROBINSON PROPERTY GROUP, LIMITED
                                          PARTNERSHIP

                                          By: Horseshoe GP, Inc., its General
                                          Partner


                                          By: /s/ Roger P.Wagner
                                             --------------------------------
                                          Name: Roger P. Wagner
                                          Title: President



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                                          LENDERS:

                                          CREDIT SUISSE FIRST BOSTON, as
                                          successor to DLJ Capital Funding,
                                          individually and as Syndication Agent


                                          By: /s/ Mark E. Gleason
                                             --------------------------------
                                          Name: Mark E. Gleason
                                          Title: Director


                                          CANADIAN IMPERIAL BANK OF COMMERCE,
                                          individually and as Administrative
                                          Agent


                                          By: /s/ Paul J. Chakmak
                                             --------------------------------
                                          Name: Paul J. Chakmak
                                          Title: Managing Director



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                                          CIBC INC.


                                          By: /s/Paul J. Chakmak
                                             --------------------------------
                                          Name: Paul J. Chakmak
                                          Title: Managing Director

                                               CIBC World Markets Corp., as
                                               Agent